CO-PUBLISHING AGREEMENT

This Agreement made and effective as of the 23rd day of June, 2009.

BETWEEN:

DESMAN INC.,

f/s/o SHAWN FERNANDES,

ALSO PROFESSIONALLY KNOWN AS

SHAWN DESMAN AND

SHAWN FERNANDES,

ALSO PROFESSIONALLY KNOWN AS

SHAWN DESMAN, PERSONALLY

(hereinafter jointly and severally referred to as the "Owner")

OF THE FIRST PART;

-

and  -

SHAWN FERNANDES,

ALSO PROFESSIONALLY KNOWN AS

SHAWN DESMAN, PERSONALLY

(hereinafter referred to as the "Writer")

OF THE SECOND PART;

-

and –

UOMO MUSIC PUBLISHING INC.

161 Bay Street, 27th Floor

Toronto, ON

M5J 2S1

(hereinafter referred to as the "Administrator")

OF THE THIRD PART.

WHEREAS the Owner and Writer have acquired and will from time to time acquire rights in musical compositions;

AND WHEREAS the Owner and Writer are desirous of having Administrator administer pursuant to the terms of this Agreement the Compositions as defined in this Agreement;

AND WHEREAS it is the intention of the Administrator and the Owner that they shall jointly own the Compositions pursuant to the terms hereof;

NOW THEREFORE in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.00

ADMINISTRATOR'S RIGHTS

1.01

Grant of Rights

Administrator shall have and is hereby granted by Owner and Writer, subject to the terms hereof, the sole and exclusive right and licence during the term hereof to administer and exploit the Compositions, as defined in paragraphs 1.03(a) to (c) inclusive, throughout the entire world (the "Territory"), including, without limitation:

(a)

the right to print, publish, sell, use and license the use of the Compositions throughout the Territory, and to execute in its own name any and all licences and agreements whatsoever affecting and respecting the Compositions in the Territory including, without limitation, licences for mechanical reproduction, public performances, merchandising, sub-publishing, synchronization uses, printing uses, and the right to licence such rights and uses to others, and without limiting the foregoing;

(b)

Owner and Writer hereby grant to Administrator any and all other rights, licences and uses, whether now known, or which may come into existence hereafter, customarily granted to an administrator of musical compositions, as that term is normally defined in the music industry, including, without limiting the generality of the foregoing, to secure copyright registration and protection of the Compositions in Administrator's and Owner's name, including any and all rights to renewals and extensions of copyrights, and to have and to hold said copyrights, renewals, extensions and all rights of whatsoever nature thereunder existing, subject to the terms of this Agreement, for and during the full term of all said copyrights and all renewals and extensions thereof;

(c)

Subject to consultation with Owner and the provisions of Section 12.18 hereof and in Administrator's reasonable business judgment, to substitute a new title or titles for the Compositions and to make any arrangement, adaptation, translation, dramatization and transportation of the Compositions, in whole or in part, and in connection with any other musical, literary or dramatic material, in and to the lyrics of the Compositions, all as Administrator, acting reasonably, may deem expedient or desirable; provided however the following shall require Writer’s consent which shall not be unreasonably withheld:

(i)

Any change which would reduce the Owner's or Writer’s percentage entitlement and a share of the royalties, other than a payment to a translator at then prevailing minimum rate of the applicable performing rights society.

(d)

Owner does hereby authorize Administrator or any of its officers as its agent to take such reasonable action which Administrator, from time to time, may reasonably deem desirable or necessary to vest in Administrator, its successors, assigns and licensees, concerning any of the rights or interest granted by Owner and Writer hereunder, including but not limited to the right to prepare reasonable documents required to secure to Administrator its respective interest in the renewals and extensions of copyright throughout the world of the Compositions, and also such reasonable documents necessary to assign to Administrator, its successors and assigns, its respective interest in such renewal copyrights, and all rights therein for the terms of such renewals and extensions for the use and benefit of Administrator, its successors and assigns.

(e)

Notwithstanding any other provision herein, Company agrees that it will issue mechanical and synchronization licenses as required by and on the same terms as the controlled composition clause and related clauses (i.e. dealing with videos and home audio visual devices) as set out in that Record Production Agreement by and between Owner and UOMO Productions Inc. dated of even date herewith, as well as with the corresponding clauses of any future agreement in respect of Artist’s recording and/or record producing services.  Company will not issue, insofar as reasonably possible, any mechanical licenses at less than the industry statutory rate and any synchronization licenses for commercials without first consulting Owner.

1.02

(a)

Owner furthermore sells, assigns and transfers to Administrator an undivided fifty percent (50%) interest in and to the Net Publisher's Income derived from the Compositions together with a fifty percent (50%) interest in and to any and all right, title and interest in and to the Compositions, including but not limited to any and all copyright that may now exist in or with respect to the Compositions, or which may become known under any amendments to the Copyright Act and in and to any renewals and extensions thereof throughout the Territory for the entire life of such copyright, including any extension or renewal thereof, including without limitation, the right to obtain copyright therein in the joint names of Owner and Administrator for the entire Territory.

(b)

Owner shall have the right on a case-by-case basis, with Administrator’s knowledge and prior written approval, to be contracted under work-for-hire agreements to score audio-visual productions, including video games and internet programs, provided the Gross Receipts and Net publisher’s Income therefrom is dealt with pursuant to the terms hereof.

1.03

Compositions

For the purposes of this Agreement, the term "Compositions" shall mean, to the extent of Owner’s ownership therein, all of the following:

(a)

all musical compositions or parts thereof including words and music written or created in whole or in part by Owner during the term hereof;

(b)

all musical compositions or parts thereof which are now owned or controlled or have been written in whole or in part by the Owner, or which may throughout the term hereof become owned or controlled by the Owner, and

(c)

those musical compositions listed in Schedule "C" and in any Exhibits thereto.

1.04

Collection of Gross Receipts

Subject to the terms and conditions hereof, Administrator shall be entitled, on an exclusive basis, to receive and collect and shall employ best efforts consistent with its reasonable business judgment to receive and collect all Gross Receipts (as defined in paragraph 2.01 hereof).

2.00

PAYMENTS TO OWNER AND COMPOSERS OF COMPOSITIONS

2.01

Gross Receipts

For the purposes of this Agreement, "Gross Receipts" shall mean all revenues and monies of any kind whatsoever actually received by the Administrator (or credited to its account in reduction of a previous advance received by it) from the exploitation of the Compositions in the Territory during the term, from all sources now known or hereafter devised, including any monies which may be owing with respect to the Compositions in the Territory as of the date hereof, but shall not include any monies payable directly to any composer of the Compositions by any performing rights society in respect of the public performance of any of the Compositions.

2.02

Net Publisher's Income

For the purposes of this Agreement, "Net Publisher's Income" shall mean Gross Receipts, less the following:

(a)

any and all amounts paid to any writer, author, composer, lyricist, arranger or translator of the Compositions including without limitation, any and all amounts paid to the Writer of the Compositions pursuant to Schedule "A" Royalties;

(b)

actual and reasonable collection or other fees charged by any arms-length collection agent, administrator or sub-publisher used by Administrator, provided the same are not recouped from the Writer of the Compositions pursuant to Schedule “A”;

(c)

the actual cost to Administrator of printing, transcribing, engraving, arranging and editing printed copies of the Compositions, provided the same are not recouped from the Writer of the Compositions pursuant to Schedule “A”;

(d)

the actual costs of any recordings of the Compositions distributed for promotional purposes and the out-of-pocket costs of such distribution, unless otherwise deducted as Recordings Costs as defined in that Record Production Agreement by and between Owner, Writer and UOMO Productions Inc. dated of even date herewith; and all costs reasonably related to producing demonstration recordings (demos), provided the same are approved by Owners prior to being incurred;

(e)

all reasonable costs incurred by the Administrator in collecting revenue from the Compositions or exploiting in any manner the Compositions, provided they are direct, reasonable and actually incurred in marketing, promotion or exploitation of Compositions (not including legal fees and overhead);

(f)

Administrator shall be entitled to deduct all such costs pursuant to this paragraph 2.02 prior to Owner being paid Net Publisher's Income hereunder.

2.03

Payment of Owner's Share of Net Publisher's Income

The Administrator shall pay, or credit to Owner's account, an amount equal to fifty percent (50%) of Net Publisher's Income, provided, however Administrator shall be entitled to a reasonable reserve against future expenses (as permitted in paragraph 2.02) which reserve shall be insofar as reasonably possible not to exceed twenty-five percent (25%) of gross income hereunder and it shall insofar as reasonably possible, be equally liquidated over two accounting periods and which in no event shall be greater than customary record industry reserve provisions for similar expenses.

2.04

Payments from Third Party Publishers or Licensees

Notwithstanding anything contained in this Agreement to the contrary, any advance payments, guaranteed payments or minimum royalty payments received by Administrator from third party sub-publishers, co-publishers, administrators or licensees (hereinafter referred to as "Sub-Publishers") in conjunction with any sub-publishing license or other agreements between Administrator and Sub-Publishers solely respecting the Compositions only (these payments are referred to as Advances which agreements are hereinafter referred to as "Sub-Publishing Agreements") shall be dealt with according to paragraph 2.02 and 2.03.  In no event prior to recoupment by Administrator of all of its expenses (as permitted in Section 2.02 above) incurred shall Owner be entitled to share in any advance payments or minimum royalty payments which Administrator shall receive in connection with any sub-publishing agreement, administrating  agreement, collection agreement, licensing agreement or other agreement governing the Compositions.

2.05

Small Performing Rights

So called “small performing rights” in the Compositions, to the extent permitted by law, shall be assigned to and licensed by the performing rights society to which the Administrator and Owner belong.  Such society shall be authorized to collect and receive all monies herein for the public performance of the composition and to pay directly to the Administrator 100% of the amount allocated by such societies of the publisher's share of public performance fees with respect to the Compositions and the terms of this Agreement shall be subject to Owner and Administrator's agreement with such society.

3.00

TERM

3.01

Term

(a)

The term as set out in this Agreement shall consist of an initial period of one (1) year plus three (3) one year irrevocable and consecutive and separate options of twelve (12) months each to renew this Agreement on the effective date of this Agreement.  Such options shall be deemed to be exercised on such date unless not later than one (1) month prior to the expiration of the applicable period, Administrator shall have given to Artist written notice of the termination of the term of this Agreement (in which case the term of this Agreement, including any and all remaining options, if any, shall terminate thirty (30) days following Artist’s receipt of such notice).

(b)

Notwithstanding the expiration or termination of the term hereof, any and all copyright interests granted or assigned hereunder shall be retained and enjoyed by Administrator and/or the Owner, as the case may be, for the entire life of copyright and to any of the Compositions and in and to any extensions or renewals thereof throughout the Territory.

(c)

Notwithstanding anything contained herein to the contrary, the term of this Agreement shall be the longer of the Term set out herein or be co-terminus with the Term of that Production Agreement by and between Artist and UOMO Productions Inc. entered into contemporaneously with the date of this Agreement.

4.00

EXPLOITATION

4.01

Administrator

Administrator shall use reasonable efforts to exploit the Compositions in good faith consistent with customary standards and good business practices in the music business and in order to maximize the income therefrom.

5.00

STATEMENTS AND ACCOUNTING

5.01

Semi-Annual Accounting

Statements as to all monies payable to Owner and Writer hereunder shall be sent to Owner, at its address as provided herein by Administrator, semi-annually within ninety (90) days after January 31st and July 31st of each year.  Statements shall be accompanied by all monies shown by such statement to be due and shall include copies of statements from all third parties who account and report to the Administrator.  Owner, or its duly authorized representative, may at its own expense and at reasonable intervals, not more frequently than once per calendar year, inspect and/or audit the books of Administrator pertaining to the Compositions during the Administrator's usual business hours and upon reasonable notice, provided that such examination shall, with respect to any one statement, only be permitted once, and only within two (2) years of receipt of such statement by Artist and furthermore, unless Artist commences an action by delivering and serving a statement of claim within one (1) year of such notification, Artist will be barred from bringing an action or lawsuit on Company with respect to such statement.

6.00

LEGAL ACTIONS

6.01

Administrator's Duties and Rights

The Compositions shall be registered for copyright by Administrator in the names of Administrator and Owner in the office of the registrar of copyrights of Canada.  Administrator agrees to manage all copyrights in and to the Compositions and renewals or extensions thereof and to employ best efforts in Administrator’s reasonable business judgment to protect Owner’s and Administrator’s rights in the Compositions.  Administrator shall have the sole right (after consultation with Owner) to prosecute, defend, settle and compromise all suits and actions respecting the Compositions, and shall generally do and perform all things necessary in Administrator’s reasonable business judgment concerning the same and the copyrights therein, to prevent and restrain the infringement of copyrights or other rights with respect to the Compositions.  In the event of the recovery by Administrator of any monies as a result of a judgment or settlement, such monies shall be treated as Gross Receipts hereunder, after first deducting the directly related out-of pocket expenses of obtaining said monies, including reasonable counsel fees.  Owner shall have the right to provide counsel for itself, but at its own expense, to assist in any such matter.  In the event Administrator fails or refuses to bring legal action requested by Owner within 45 days following Administrator’s receipt of notice requesting Owner to take such action, Owner shall have the right to do so at its sole cost and expense, and any recovery shall, after deducting the directly related out-of pocket expenses of obtaining said monies, including reasonable counsel fees, be treated as Gross Receipts hereunder.  Any judgments against Administrator and any settlements by Administrator of claims against it respecting the Compositions, together with costs and expenses including reasonable counsel fees, shall be covered by the indemnity provisions of paragraph 6.02 hereof, and Owner's indemnity payment thereunder shall be paid to Administrator promptly upon demand.

6.02

Indemnity

Owner, Writer and Administrator respectively hereby indemnify, save and hold each other, their assigns, licensees and their directors, officers, shareholders, agents and employees harmless from any and all liability, claims, demands, loss and damage (including reasonable attorney's fees and court costs) arising out of or connected with any claim or demand by a third party which is inconsistent with any of the warranties, representations, conditions, covenants or agreements respectively made by them in this Agreement, and agree to reimburse the other, on demand, for any payment made by Owner or Administrator with respect to any liability or claim to which the foregoing indemnity applies.  Pending resolution of such claim against Owner, Administrator shall be entitled to withhold royalties payable to Owner hereunder in an interest bearing account in the amount of such claim.  But if no legal claim is commenced within one (1) year of any such withholding or if Owner provides administrator with a commercial surety bond reasonably satisfactory to Administrator, such monies together with the interest accrued thereon in such account shall be released to Owner.  Owner or Administrator shall give the other prompt notice of any such claim, action or demand, and Owner or Administrator shall have the right, at its expense, to participate in its defense.

6.03

Administrator’s Obligations

Administrator’s obligations to Writer and Owner hereunder are joint and several to the parties of the first part.

7.00

OWNER'S REPRESENTATIONS AND WARRANTIES

7.01

Contractual Rights

Owner and Writer hereby warrant and represent that:

(a)

it has the right to enter into this Agreement and to deliver to Administrator the Compositions and grant to Administrator all of the rights granted herein, and that the exercise by Administrator of any and all of the rights granted under this Agreement will not, to the best of Owner's and Writer’s knowledge, violate or infringe upon any statute or law of any country in the Territory of any common law or statutory rights of any person, firm or corporation including without limitation, rights of privacy, rights of publicity, libel or slander, and copyright.

(b)

all the results and proceeds of the services of Owner and Writer hereunder, including all of the titles, lyrics, music and Compositions, and each and every part thereof, delivered and to be delivered by Owner and Writer hereunder are and shall be new and original and capable of copyright protection throughout the entire world or are in the public domain; and

(c)

Owner and Writer have read, fully understand and consents to the terms and conditions contained herein, have been advised to seek independent legal representation regarding this Agreement and have actually done so to their full satisfaction, it being further acknowledged that Owner and Writer have negotiated the terms of this Agreement with assistance from independent legal counsel of Owner’s and Writer’s choice.

7.02

Composers

Owner warrants and represents that Owner holds and will hold, for all relevant times hereunder, all rights, title and interest in whole or in part granted hereunder in any and all Compositions pursuant to the terms of this Agreement and that no breach or anticipated breach of this Agreement shall in any way affect or derogate from such rights and such warranty and representation.

8.00

PROMOTION

8.01

Owner and Writer shall, from time to time, at Administrator's reasonable request, whenever the same will not unreasonably interfere with other professional engagements, appear for photography, artwork or other similar reasons under the direction of Administrator or its duly authorized agent, appear for interviews and other promotional purposes, and confer and consult with Administrator regarding Owner's and Writer’s services hereunder.  Owner and Writer shall also reasonably co-operate with Administrator in promoting, publicizing and exploiting the Compositions hereunder, provided the same does not unreasonably interfere with other professional engagements of Owner or Writer.  Owner or Writer shall not be entitled to any compensation (other than applicable union scale if appropriate) for rendering such services, but shall be entitled to and Administrator shall pay reasonable transportation and living expenses if such expenses must be incurred in order to render such services.

9.00

OWNER'S AND WRITER’S SERVICES

9.01

Owner and Writer agree to perform the services required hereunder conscientiously and solely and exclusively for and as requested by Administrator.  Owner and Writer acknowledge that the services rendered and rights granted hereunder are of a special, unique, unusual, extraordinary and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages by an action at law, and that a breach by Owner or Writer of any of the provisions of this Agreement will cause Administrator great and irreparable injury and damage.  Owner and Writer expressly agree that Administrator shall be entitled to seek the remedies of injunction and other equitable relief to prevent a breach of this Agreement or any provisions hereof, which relief shall be in addition to any other remedies, for damages or otherwise which may be available to Administrator.

10.00

SEVERABILITY

10.01

If any provisions of this Agreement or the application thereof to any person, firm, corporation, or other entity or circumstances shall, to any extent and for any reason be declared void, voidable, invalid, illegal, ineffective, frustrated, or unenforceable by any court of competent authority, the remainder of this Agreement or the application of such provisions to persons, firms, corporations or other entities, or circumstances other than those as to which it is held void, voidable, invalid and illegal, ineffective, frustrated, or unenforceable, shall not be affected thereby and each provision of this Agreement shall be separately valid and enforceable to the fullest extent permitted by law.

11.00

NOTICE

11.01

Notices

(a)

Any notices to be given or made under the terms of this Agreement shall be in writing and shall be delivered manually to the parties, or sent by facsimile transmission, or mailed by pre-paid registered post to the parties at the respective addresses set forth in the heading of this Agreement with complimentary copies to Sanderson Entertainment Law, 326 Richmond Street West, Suite 201, Toronto, Ontario M5V 1X2, Attention:  Paul Sanderson, Barrister & Solicitor, and to Taylor Mitsopulos Klein Oballa, 171 East Liberty Street, Suite 330, Toronto, ON, M6K 3P6, Attention:  Miro Oballa.

(b)

As to all matters for which approval or consent is required, such approval or consent will not be unreasonably withheld or delayed, except as may expressly be provided to the contrary herein. Unless set forth herein to the contrary, Owner's and/or Writer’s approval or consent, whenever required, shall be deemed to have been given unless Owner and/or Writer respectively notifies Administrator otherwise within five (5) business days following the date of Administrator's request therefor, except in those instances when a shorter or longer time period is expressly provided for in this Agreement or mutually agreed by the parties hereto.

11.02

Change of Address

A party may change such party's address for receiving notices, payments or other documents by notice given in accordance with the provisions of Section 12.01.

11.03

Deemed Receipt

Notice mailed pursuant to Section 11.01 above shall be deemed to have been received upon the date five (5) business days following the date of posting thereof except in the event of a general disruption of postal services whereby notice shall be delivered manually.  The date of personal delivery shall be deemed to be the date of service and receipt of notice.

11.04

Other Assignments or Instruments

Owner and Writer shall execute such other reasonable assignments or instruments as the Administrator may from time to time reasonably deem necessary or desirable to evidence, establish, maintain, protect, enforce or defend the Administrator’s rights and powers under this Agreement including, but without limiting the generality of the foregoing, the Administrator's right to receive directly and to share in Gross Proceeds.

12.00

GENERAL

12.01

Enurement

This Agreement, and all rights and obligations hereunder, shall be binding upon and shall enure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns.

12.02

Entire Agreement

(a)

This Agreement which consists of this Co-Publishing Agreement, together with its Schedules "A", "B", “C”, “D”, “E” and “F” and any Exhibits thereto, and sets forth the entire understanding between the parties hereto with respect to the matters described herein.  No amendment, modification or discharge shall be valid unless executed in writing and signed by the parties hereto.  The waiver by Administrator of any breach hereof by Owner shall not be construed as a waiver of any subsequent breach of any kind hereof by Owner.

(b)

Except as otherwise set out herein, this Agreement supersedes any and all prior negotiations, understanding and agreements between the parties hereto with respect to the subject matter hereof.  Each of the parties acknowledges and agrees that neither party has made any representations or promises in connection with this Agreement or the subject matter hereof not contained herein.

12.03

Applicable Laws

This Agreement shall be governed by and construed according to the laws of the Province of Ontario.

12.04

Time of the Essence

Time is of the essence hereunder.

12.05

Necessary Acts

The parties hereto shall do all acts and execute all documents necessary to give effect to the terms of this Agreement.

12.06

Delivery of Compositions

Owner shall deliver all Compositions governed by the terms of this Agreement as of the date hereof, or when acquired from time to time throughout the term hereof, in the form of a compact disc copy and lead sheet for each Composition, together with all materials and information required by Administrator, including without limitation, lyrics, writer and publisher names and addresses and the percentage of authorship/ownership or other licenses and sample and music clearances and other information as otherwise required by Administrator and of which Owner is notified or as otherwise agreed by Administrator and Owner, and Owner further agrees, upon Administrator's request, to enter into separate agreements with respect to each Composition upon the same terms described herein and shall advise Administrator of the respective contribution to each Composition by any author, writer or composer of such Composition.

12.07

Recitals

The parties hereto hereby confirm that the recitals are true and accurate in all respects.

12.08

Headings

Headings shall be used herein for reference purposes only and shall not be construed or interpreted to be part hereof.

12.09

Relationship of Parties

Nothing in this Agreement shall be deemed to create a relationship of partnership or joint venture between the parties hereto.

12.10

Schedules

The Schedules hereto appended hereto are incorporated herein by this reference and Administrator agrees to make all payments directly to Owner with respect to amounts owing pursuant to the agreement in Schedules "A", "B", "C", “D”, “E” and “F” and any Exhibits thereto.

12.11

Personal Adherence

By his signature below, Writer in his personal capacity, hereby confirms he has read this Agreement and understand its terms and agree to be bound by the same as the same may apply to him and further represents and warrants that he shall not commit any acts or omissions which will in any way effect or derogate from the rights of the Administrator as described herein and furthermore agrees and acknowledges that the Administrator has entered in to this Agreement in reliance upon such representations and warranties.

12.12

Assignment

(a)

Owner and Writer shall not have the right to assign this Agreement or any of its rights hereunder except to a personal corporation under which Owner and Writer carry on business and in such case Writer shall undertake to be personally liable to perform the terms and conditions of this Agreement on behalf of Owner and Writer and execute appropriate documents of personal adherence.  Administrator shall have the right to assign this Agreement either to a corporation under which Administrator is carrying on business or to any third party publisher.

(b)

If this Agreement is assigned, the assignee shall be bound by the terms of this Agreement and Administrator shall give the Owner and Writer written notice of such assignment.

12.13

Sub-Publisher Agreement

The Administrator may enter into Sub-Publishing agreements with, or license any of its rights hereunder (collectively “Sub-Publishing Agreements”) to one or more persons, firms or corporations for any one or more countries of the world; provided, however,

(i)

any and all of such Sub-Publishing Agreements shall be on terms which, pursuant to good music industry practice, are at least consistent with industry standards for similar agreements for the particular territory or country in question;

(ii)

any and all of such Sub-Publishing Agreements with persons or entities affiliated with, controlling, controlled by, under common control, or acting at non-arm’s length with the Administrator shall be on an arm’s length basis at the then prevailing market rates in accordance with good record industry practice; and

(iii)

Administrator shall ensure that, for each country and territory as the case may be for which there is a Sub-Publishing Agreement, there are no reduction of amounts earned in such country or territory, as the case may be, from the exploitation of the Compositions, other than the fee or income share of the sub-publisher for that country or territory, as the case may be, with whom Administrator contracts.

12.14

The Owner acknowledges that the Administrator has the right to administer and publish compositions of third parties which are other than the Compositions governed by this Agreement.

12.15

Name and Likeness

The Administrator shall have the right to use Writer's name and approved likeness and pictures and approved biographical material for advertising and purposes of trade in connection with the exploitation of the Composition and Administrator's business provided that no such use shall be or imply an endorsement of or merchandising tie-in with any good, ware or service without Writer's prior written consent, which shall not be unreasonably withheld.

12.16

Cure Provision

As a condition precedent to any assertion that the Owner or Administrator is in default in performing any obligation under this Agreement or is in breach of any provision under this Agreement, either party shall advise the other thereof in detail and in writing, and the party receiving such notice shall be allowed a period of thirty (30) days after receipt of such written notice within which to cure such alleged default or breach.

Notwithstanding any contrary provisions elsewhere in this Agreement, but subject to the above paragraph set out in this paragraph 12.16, if the Administrator commits a material breach of this Agreement, fails to account or render payments as required pursuant to section 5.01, and such failure continues beyond the thirty (30) day cure period set forth in this Section 12.16, then Owner shall thereupon have the right to terminate the term of this Agreement by written instrument to the Administrator.

12.17

Advances

(a)

Any advances paid to Owner hereunder by Administrator shall be non-returnable, but fully recoupable against amounts otherwise payable to Owner and Writer hereunder prior to any payment to Owner and Writer hereunder.

(b)

Administrator shall pay forty thousand ($40,000.00) dollars to Owner which shall be payable twenty-five (25%) percent on execution of this Agreement, twenty-five (25%) percent after sixty (60) days from the effective date of this Agreement and the balance within four (4) months of the date hereof.

(c)

Any option period advances shall be commensurate to and paid pursuant to the terms of paragraph 12.17(b) above, less the amount of unrecouped advances from the previous contract period or option period, only if Owner and Writer have delivered eight (8) new complete Compositions, or fractional equivalent thereof, written in whole or in part by Writer and acceptable to Administrator prior to each option period.  No more than four (4) such Compositions shall apply on an album by Owner as a featured artist.

12.18

Moral Rights

Writer hereby waives Writer's moral rights under the Copyright Act concerning the Compositions which are the subject matter of this Agreement, subject to the following:

(a)

Administrator shall endeavour to credit Writer as Writer of the Compositions, however, no inadvertent failure to do so, provided reasonable steps are taken to cure such failure after notice to Administrator shall be deemed a material breach of this Agreement;

(b)

Administrator may not authorize any change in the English-language title and/or lyric of any Composition, alter the harmonic structure of any Composition, or alter the melody of the Compositions (except insubstantial changes necessary to accommodate the syllabic requirements of foreign languages) without Writer's consent;

(c)

Administrator shall not authorize the use of the title of any Composition as the title of a play, film or TV program, or authorize the dramatization of any Composition without Writer's consent;

(d)

Administrator shall not authorize the synchronization of any Composition in (1) a film or TV program bearing a rating of "X" or the equivalent, or (2) any political advertisements or (3) advertisements with respect to alcohol, fire arms, or hygiene products, without Writer's consent.

12.19

Option to Purchase

If Owner or Writer receives a bona fide offer from a third party at any time (the "Third Party Offer") to purchase all or any portion of Owner's or Writer’s interest in the Compositions, or any one of them, and desires to sell such interest, Owner and Writer agrees to first offer in writing to sell such interest to Administrator (the "First Offer").  The First Offer must specify all of the material terms and conditions of the Third Party Offer within thirty (30)

days after its receipt thereof and if Administrator fails to accept the First Offer within such thirty (30) days, then Owner or Writer respectively will have the right to accept the Third Party Offer.  However, that sale to such third party must be consummated within one hundred and twenty (120) days after receipt of the First Offer by Administrator and the sale to such third party may only be consummated upon all the same or more favourable material terms and conditions as contained in the First Offer.  If such sale is not so consummated, Owner will not sell all or any portion of Owner's or Writer’s interest in the Compositions or any one of them without again offering such interest to Administrator as provided hereinabove.

13.00

Bankruptcy

(a)

If Administrator shall be judged to be bankrupt hereunder by a court of competent jurisdiction, then Owner or Writer shall have the right, upon thirty (30) days written notice to the Administrator, to terminate the term of this Agreement.

(b)

If Owner or Writer shall be judged to be bankrupt hereunder by a court of competent jurisdiction, then Administrator shall have the right, upon thirty (30) days written notice to the Owner or the Writer, to terminate the term of this Agreement.

14.00

Confidentiality

The parties hereto acknowledge that this Agreement and the books and records of the Owner, Writer and Company contain confidential trade information; neither the Owner, Writer or Company nor their respective representatives shall reveal to or use on behalf of any person (other than the Owner’s, Writer’s and Company’s respective legal or other advisors, or for the proper protection and fulfillment of the Owner’s, Writer’s and Company’s respective interest and/or as required by law) any fact(s) or information (whether of a personal, financial or other nature) arising from this Agreement and/or any inspection of the Owner’s, Writer’s and Company’s books and/or records hereunder.

15.00

Severability

If any of the provisions contained herein are found to be illegal or unenforceable by reason of any statute or rule of law, the remaining portions of this Agreement shall not be effected thereby and shall remain in full force and effect, it being the intention of the parties that this Agreement shall be in force insofar as it is consistent with law.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the 23rd day of June, 2009.

SIGNED, SEALED AND DELIVERED

)

OWNER:

  in the presence of:

)

)

DESMAN INC.

)

)
__/s/ Alana Jackson_________________

)

_/s/ Shawn Fernandes________________c/s

Witness:

)

f/s/o Shawn Fernandes, also professionally

)

known as Shawn Desman, an authorized

)

signator

)

)

__/s/ Alana Jackson_______________________

)

_/s/ Shawn Fernandes _________________

Witness:

)

Shawn Fernandes, personally, also

)

professionally known as Shawn Desman

)

)

WRITER:

)

)

)

__/s/ Alana Jackson_______________________

)

 __/s/ Shawn Fernandes ________________

Witness:

)

Shawn Fernandes, personally, also

)

professionally known as Shawn Desman

AGREED TO AND ACKNOWLEDGED BY:

COMPANY:

UOMO MUSIC PUBLISHING INC.

Per:

_/s/ Jueane Thiessen___________c/s

Jueane Thiessen, a duly authorized

signator

SCHEDULE "A"

This Schedule "A" forming part of a Co-Publishing Agreement between Desman Inc., f/s/o Shawn Fernandes, also professionally known as Shawn Desman, and Shawn Fernandes, also professionally known as Shawn Desman, personally as Owner, and Shawn Fernandes, also professionally known as Shawn Desman, personally as Writer and UOMO Music Publishing Inc. as Administrator dated the 23rd day of June, 2009.

WRITER'S SHARE OF ROYALTY PAYMENTS

A.1

So long as Administrator's rights under the attached Agreement continue with respect to any particular Composition and Owner or Writer is not in breach of the attached Agreement, Administrator agrees to pay the following royalties to Writer as author, composer, writer (herein "Writer") in accordance with the provisions of the attached Agreement with respect to each such particular Composition:

(a)

Seven cents per copy for each piano copy and dance orchestration printed, published and sold in Canada and the United States by Administrator or its licensees, for which payment has been received in Canada by Administrator, after deduction for returns.

(b)

Twelve point five percent (12.5%) of the wholesale selling price upon each printed copy of each other arrangement and edition printed, published and sold in Canada or the United States by Administrator for which payment has been received in Canada by Administrator after deduction of returns, except that in the event that any Composition shall be used or caused to be used, in whole or in part, in conjunction with one or more other musical compositions in a folio, album or other publication, Writer shall be entitled to receive for each such composition that proportion of twelve point five percent (12.5%) of the wholesale selling price that the number one (1) is of the total number of royalty-bearing musical compositions contained in such folio, album or other publication.

(c)

Fifty percent (50%) of any and all net sums actually earned and received (less any actual and reasonable costs for collection) by Administrator in Canada for the exploitation in Canada or the United States by licensees of Administrator of mechanical rights, electrical transcription and reproduction rights, motion picture and television synchronization rights, printing rights (except as provided in (a) and (b) above), and all other rights (excepting public performance rights to the extent licensed by a performing rights society which makes direct payments to writers) therein, including, without limitation, so-called “new technology exploitations” whether or not such licensees are affiliated with, owned in whole or in part by, or controlled by Administrator, including without limitation, any private copying royalties, retransmission royalties, broadcast mechanicals.

(d)

Writer shall receive Writer's share of public performance royalties throughout the world directly from Writer's own affiliated performing rights society and shall have no claims whatsoever against Administrator for any royalties received by Administrator from any performing rights society which makes payment directly (or indirectly other than through Administrator to writers, authors and composers).  If, however, Administrator shall collect both the Writer’s and Administrator’s share of performance income directly and such income shall not be collected by Writer’s public performance society, Administrator shall pay to Writer fifty percent (50%) of all such net sums which are received by Administrator in Canada from the exploitation of such rights in the Compositions throughout the world and shall make such payment immediately upon receipt and without regard to any recoupment of Writer’s or Owner’s account.

(e)

Fifty percent (50%) of any and all net sums actually earned and received, (after deduction of foreign withholding taxes, but only to the extent Administrator is not entitled to a corresponding credit against Administrator's taxes otherwise payable) actually received (less any actual and reasonable costs for collection) by Administrator from sales, licenses and other uses of any kind or nature now known or hereinafter devised, including without limitation, any private copying royalties, retransmission royalties, broadcast mechanicals, so-called “new technology exploitations” of the subject musical compositions in countries outside of Canada and the United States (other than public performance royalties to the extent licensed by a performing rights society which makes direct payments to writers) from collection agents, licensees, sub-publishers or others, whether or not same are affiliated with, owned in whole or in part by, or controlled by Administrator.

(f)

All amounts set out in paragraph A.1 (a) through (e) inclusive above, shall be deemed to include amounts credited to Administrator in reduction of a previous advance received by Administrator in Canada.

A.2

(a)

Administrator shall not be required to pay any royalties on reasonable numbers of professional or complimentary copies or any copies or mechanical derivatives which are distributed gratuitously to performing artists, orchestra leaders and disc jockeys or generally for advertising, promotional or exploitation purposes.  Furthermore, no royalties shall be payable to Writer on consigned copies unless paid for, and not until such time as an accounting therefor can properly be made.

(b)

Royalties as hereinabove specified shall be payable solely to Writer in instances where Writer is the sole author of the entire composition, including words and music thereof.  However, if one or more other songwriters to whom Administrator is required to pay royalties are authors together with Writer on any composition (including songwriters employed, with Writer's knowledge, by Administrator to add, change or translate the words or to revise or change the music), then the foregoing royalties shall be divided equally between Writer and the other songwriters of such composition unless another division of royalties is agreed upon in writing between the parties concerned.

(c)

Except as expressly provided in this Schedule "A" or the attached Agreement, no other royalties or monies shall be paid to Writer in its capacity as writer, author or composer with respect to any particular Composition.

(d)

For the purposes of this Schedule “A” to the attached Agreement “Net Sums” shall mean gross receipts from the Composition, excluding advances, less the following costs:

(i)

all costs of copyrighting the Compositions; fees of a trustee or arms-length collecting agent for the licensing of rights in the Compositions; the actual and reasonable costs of collection; preparing "leadsheets" and arranging; all of which costs shall be hereinafter referred to as "Composition Costs"; all of which Composition Costs shall be deducted prior to Writer being paid the Writer's share of Net Sums.

SCHEDULE "B"

This Schedule "B" forming part of a Co-Publishing Agreement between Desman Inc., f/s/o Shawn Fernandes, also professionally known as Shawn Desman, and Shawn Fernandes, also professionally known as Shawn Desman, personally as Owner, and Shawn Fernandes, also professionally known as Shawn Desman, personally as Writer and UOMO Music Publishing Inc. as Administrator dated the 23rd day of June, 2009.

ASSIGNMENT

KNOW ALL MEN BY THESE PRESENTS, that the undersigned Desman Inc., f/s/o Shawn Fernandes, also professionally known as Sean Desman, and Shawn Fernandes, also professionally known as Shawn Desman, personally (herein the "Company"), and on behalf of any persons who may have acquired rights, title or interest in and to the Compositions, for $2.00 and other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged by the parties hereto, hereby exclusively and irrevocably sells, assigns and transfers one hundred percent (100%) of its administration rights, title and interest in and to the Compositions, including in and to the copyright, and fifty percent (50%) of its right, title and interest, whether legal or equitable, whether personal or proprietary, whether common law or statutory, including the copyrights, as well as all renewals and extensions of such copyrights, as such right, title and interest may be secured or credited now or hereafter in Canada or in any part of the universe concerning the Compositions governed under the attached Agreement.

This Assignment shall enure to and bind the respective heirs, administrators, executors, assigns, legal representatives, licensees, distributors, employees, agents, corporations of the parties hereto (herein "Representatives").

DATED this 23rd day of June, 2009.

SIGNED, SEALED AND DELIVERED

)

    in the presence of:

)

COMPANY:

)

)

DESMAN INC.

)

___/s/ Alana Jackson _____________________

)

 _/s/ Shawn Fernandes______________________

Witness:

)

f/s/o Shawn Fernandes, also professionally known

)

as Shawn Desman

)

___/s/ Alana Jackson _____________________

)

 _/s/ Shawn Fernandes ______________________

Witness:

)

Shawn Fernandes, also professionally known

)

as Shawn Desman, personally

AGREED TO & ACKNOWLEDGED BY:

UOMO MUSIC PUBLISHING INC.

Per:

/s/ Jueane Thiessen________________c/s

Jueane Thiessen, a duly authorized

signator

SCHEDULE "C"

This Schedule "C" forming part of a Co-Publishing Agreement between Desman Inc., f/s/o Shawn Fernandes, also professionally known as Shawn Desman, and Shawn Fernandes, also professionally known as Shawn Desman, personally as Owner, and Shawn Fernandes, also professionally known as Shawn Desman, personally as Writer and UOMO Music Publishing Inc. as Administrator dated the 23rd day of June, 2009.

COMPOSITIONS

See attached Exhibit “1” for a list of Compositions.

Other Compositions shall be set out herein as from time to time they are created, composed or authored; and shall be deemed to include any other Compositions which the Owner, referred to in the attached Agreement, may have, own or control or collaborate on or may create, compose or author in whole or in part before or during the term of the attached Agreement, whether or not actually set out in this Schedule "C".

SCHEDULE "D"

This Schedule "D" forming part of a Co-Publishing Agreement between Desman Inc., f/s/o Shawn Fernandes, also professionally known as Shawn Desman, and Shawn Fernandes, also professionally known as Shawn Desman, personally as Owner, and Shawn Fernandes, also professionally known as Shawn Desman, personally as Writer and UOMO Music Publishing Inc. as Administrator dated the 23rd day of June, 2009.

Dated: June 23, 2009

American Society of Composers,

Authors & Publishers

One Lincoln Plaza

New York, New York 10023

Gentlemen:

You are hereby authorized and directed to pay to our administrator, UOMO Music

Publishing Inc. ("Administrator"), at 161 Bay Street, 27th Floor, Toronto, Ontario, Canada M5J 2S1, and we hereby assign to Administrator, all monies payable from and after the date hereof (regardless of when earned) as the publisher's share of public performance royalties with respect to the compositions described below:

(All musical compositions which are or shall be co-owned by Administrator and the undersigned).

Copies of all statements and all correspondence shall be sent to Administrator and to us.

Until further notice, we understand and authorize that ASCAP's records will reflect only Administrator's address for our membership.

The foregoing authorization and direction shall remain in full force and effect until modified or terminated by both the undersigned and Administrator.

Very truly yours,

DESMAN INC.

 _/s/ Shawn Fernandes _______________________ (SOCAN)

Per:  Shawn Fernandes, also

professionally known as

Shawn Desman

_/s/ Shawn Fernandes ________________________ (SOCAN)

Shawn Fernandes, also

professionally known as

Shawn Desman, personally

SCHEDULE "E"

This Schedule "E" forming part of a Co-Publishing Agreement between Desman Inc., f/s/o Shawn Fernandes, also professionally known as Shawn Desman, and Shawn Fernandes, also professionally known as Shawn Desman, personally as Owner, and Shawn Fernandes, also professionally known as Shawn Desman, personally as Writer and UOMO Music Publishing Inc. as Administrator dated the 23rd day of June, 2009.

Dated: June 23, 2009

SOCAN

41 Valleybrook Drive

Toronto, Ontario M3B 2S6

Gentlemen:

You are hereby authorized and directed to pay to our administrator, UOMO Music

Publishing Inc. ("Administrator"), at 161 Bay Street, 27th Floor, Toronto, Ontario, Canada M5J 2S1, and we hereby assign to Administrator, all monies payable from and after the date hereof (regardless of when earned) as the publisher's share of public performance royalties with respect to the compositions described below:

(All musical compositions which are or shall be co-owned by Administrator and the undersigned).

Copies of all statements and all correspondence shall be sent to Administrator and to us.

Until further notice, we understand and authorize that SOCAN's records will reflect only Administrator's address for our membership.

The foregoing authorization and direction shall remain in full force and effect until modified or terminated by both the undersigned and Administrator.

Very truly yours,

DESMAN INC.

 _/s/ Shawn Fernandes _______________________ (SOCAN)

Per:  Shawn Fernandes, also

professionally known as

Shawn Desman

_/s/ Shawn Fernandes ________________________ (SOCAN)

Shawn Fernandes, also

professionally known as

Shawn Desman, personally

SCHEDULE "F"

This Schedule "F" forming part of a Co-Publishing Agreement between Desman Inc., f/s/o Shawn Fernandes, also professionally known as Shawn Desman, and Shawn Fernandes, also professionally known as Shawn Desman, personally as Owner, and Shawn Fernandes, also professionally known as Shawn Desman, personally as Writer and UOMO Music Publishing Inc. as Administrator dated the 23rd day of June, 2009.

 Letter of Direction

Dated: June 23, 2009

To Whom It May Concern:

Please be advised that we have entered into a co-publishing and administration agreement with UOMO Music Publishing Inc. ("UOMO") for the co-publishing and administration throughout the world with respect to all musical compositions which are or shall be co-owned by UOMO and the undersigned ("Compositions").  Accordingly, effective immediately, cheques for all sums derived the exploitation of the Compositions which are now payable or hereafter become payable, regardless of when earned, should be made payable to "UOMO Music Publishing Inc." and sent together with all applicable statements, and all correspondence, including notices relevant to our catalog, to:

UOMO Music Publishing Inc.

161 Bay Street, 27th Floor

Toronto, Ontario, Canada

M5J 2S1

Attention: Royalty Department

<INTENTIONALLY LEFT BLANK>

This direction shall remain effective until UOMO or we shall notify you in writing to the contrary.

Please mark your records accordingly and acknowledge receipt of this notification by signing the enclosed copy and return it to UOMO at the address noted above.

Very truly yours,

DESMAN INC.

 _/s/ Shawn Fernandes _______________________ (SOCAN)

Per:  Shawn Fernandes, also

professionally known as

Shawn Desman

_/s/ Shawn Fernandes ________________________ (SOCAN)

Shawn Fernandes, also

professionally known as

Shawn Desman, personally

AGREED TO AND ACCEPTED

UOMO MUSIC PUBLISHING INC.

Per:  _/s/ Jueane Thiessen_________________________c/s

Jueane Thiessen, a duly authorized

signator